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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT made and entered into as of this 27th day of June, 1997, by and between INNOVASIVE DEVICES, INC., a Massachusetts corporation (the "Company"), and MEDICINELODGE, INC., a Delaware corporation ("Holder").

          WHEREAS, Holder has agreed to sell to a wholly-owned subsidiary of the Company certain of its assets relating to its orthopaedic medical devices business pursuant to an Asset Purchase Agreement dated as of February 4, 1997 (the "Asset Purchase Agreement"); and

          WHEREAS, the consideration for the purchase of such assets is the issuance by the Company to the Holder of 1,885,000 shares of the Company's Common Stock (the "Purchase Shares"); and

          WHEREAS, the Purchase Shares are restricted securities being issued without registration under the Securities Act (as defined below), and applicable state securities laws, pursuant to exemptions from registration thereunder; and

          WHEREAS, a condition of the consummation of the transactions contemplated by the Asset Purchase Agreement is that the Company and Holder enter into this agreement providing for the registration of the Purchase Shares under the Securities Act.

          NOW, THEREFORE, the parties hereto agree as follows:

          1.  Certain Other Definitions.  As used in this Agreement the
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following terms have the following respective meanings:

          "Commission" means the Securities and Exchange Commission or another
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     Federal agency from time to time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
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     or any similar Federal statute, and the rules and regulations of the
     Commission issued under such Act, as they each may, from time to time, be in effect.

          "Holders" or "Holder" means the Holder and the Shareholders who are
           -------      ------
holders of Registrable Shares and their registered successors and assigns.

          "Opinion of Counsel" means an opinion of counsel reasonably acceptable
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     to the Company experienced in Securities Act matters chosen by a Holder, which counsel may be counsel to such Holder.
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          "Person" means any unincorporated organization, association,
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     corporation, individual, sole proprietorship, partnership, joint venture, trust institution, entity, party or government (including any instrumentality, division, agency, body or department thereof).

          The terms "register", "registered" and "registration" refer to a
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     registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities" means the Purchase Shares and any other
           ----------------------
     shares of Common Stock of the Company issued in respect of the Purchase Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of
                                            --------  -------
     Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a registration statement or Rule 144 under the Securities Act (or any combination thereof), or upon the expiration of the period set forth in Section 2.1 below.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
     successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Shareholders" means the holders of the capital stock of Holder as of
           ------------
     the date hereof, and their respective successors and assigns who agree to be bound by this Agreement.

          2.  Registration Under Securities Act, etc.
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          2.1  Required Registration.  As soon as practicable after June 6,
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1997, the Company shall use its best efforts to effect the registration Form S-
3, in accordance with Rule 415 under the Securities Act, to permit the offer and sale of the Registrable Securities by the Holders from time to time on a delayed or continuous basis; provided, however, if in the opinion of an independent
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investment banking firm such registration would, if not deferred, materially and adversely affect a proposed business or financial transaction of substantial importance to the Company's financial condition (a "Substantial Business Transaction"), the Company may defer such registration for a single period
(specified in such notice) of not more than ninety (90) days.   The Company
shall use its best efforts to keep such registration continuously effective and current until all of the Registrable Shares covered thereby shall become eligible to be sold pursuant to the provisions of Rule 144(k) under the Securities Act or any successor thereto.

     Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company that:
(i) the Company has

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received an opinion of counsel that the making of offers and sales pursuant to the registration would require the Company to make additional disclosure by amending or supplementing a prospectus included in the registration statement for the registration (other than information with respect to the Holders of Registrable Securities, the plan of distribution thereof or the sale thereof) and (ii) the Board of Directors of the Company has determined that making such disclosure would not be in the best interest of the Company's shareholders, the Company shall have the right to suspend sales under the registration. Upon receipt of any such notice, each Holder of Registrable Securities will forthwith discontinue such Holder's disposition of such Registrable Securities pursuant to the registration until the Company shall have provided notice that such Holder may resume such disposition (each such period of discontinuation of disposition, a "Black-Out Period"); provided that (i) no Black-Out Period shall be effective unless a comparable Black-Out Period shall be applicable to sales by the Company's officers and directors; and (ii) no Black-Out Period shall be effective at any time when the Company is publicly selling shares of the Common Stock of the Company.

          2.2  Registration Procedures.  In connection with the registration of
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the Company's securities under the Securities Act as required by Section 2.1, the Company will, as expeditiously as is possible:

          (a) prepare and file as soon as practicable after June 6, 1997 with the Commission a registration statement on Form S-3 with respect to such securities; prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current for the period specified in Section 2.1; prepare and timely file with the Commission all reports and other information required under the Exchange Act; and comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell the same;

          (b) notify each Holder (i) when a registration statement, prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments on or requests by the Commission for amendments or supplements to the registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) if, at any time, the representations and warranties of the Company made as contemplated by paragraph (j) below cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (vi) of the Company's determination that a post-effective amendment to the registration statement would be appropriate;

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          (c) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

          (d) furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of the registration statement and any amendments thereto, including financial statements and schedules and all exhibits;

          (e) furnish to each Holder, without charge, such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as each Holder may reasonably request in order to facilitate the sale or other disposition of the securities owned by such Holder in conformity with (i) the requirements of the Securities Act and (ii) the Holder's proposed method of distribution;

          (f) register or qualify the securities covered by such registration statement under the securities or "blue sky" laws of the applicable jurisdictions requested by the Holders, and do such other reasonable acts and things as may be required of it to enable each Holder to consummate the sale or other disposition in such jurisdictions of the securities owned by such Holder; provided, however, that the Company shall not be required to qualify as a
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foreign corporation or consent to a general and unlimited service of process in any such jurisdiction;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than sixteen (16) months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act;

          (h) notify each Holder at any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; except in the case of a noticed Black-Out Period, at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

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          (i) keep each Holder advised in writing as to the initiation and progress of any registration under Section 2.1;

          (j) make such representations and warranties to the Holders of the Registrable Securities with respect to the accuracy and completeness of the registration statement, prospectus and documents incorporated by reference therein as the Holders may reasonably request;

          (k) use its best efforts to cause all of the Registrable Securities to be listed on each securities exchange or the Nasdaq Stock Market, as applicable, on which securities of the Company of the same type as the Registrable Securities are listed; and

          (l) provide and cause to be maintained a transfer agent and registrar for all of the Registrable Securities covered by the registration statement from and after a date not later than the effective date of such registration statement.

          2.3  Preparation; Reasonable Investigation.  In connection with the
               -------------------------------------
preparation and filing of the registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders the opportunity to appoint a representative who, acting on behalf of all of the Holders of Registrable Securities to be registered under such registration statement, may participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give such representative and his counsel reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the representative and his counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Any material nonpublic information disclosed to the representative or his counsel during this registration process shall be deemed confidential and shall not be disclosed by the representative or his counsel until it has been publicly disclosed by the Company.

          2.4  Allocation of Expenses. The Company shall pay all expenses in
               ----------------------
connection with the registration required pursuant to Section 2.1, including, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc. or any exchange on which the Company's Common Stock is then listed, (b) registration fees, (c) printing expenses, (d) fees and expenses of the Company's accountants and lawyers, (e) expenses of any special audits incident to or required by any such registration or qualification, (f) reasonable fees and expenses (not to exceed $10,000) of one independent counsel for the Holders, and (g) expenses of complying with the securities or "blue sky" laws of any applicable jurisdiction in connection with such registration or qualification; provided, however, the Company shall not be
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liable for (1) any discounts or commissions to any underwriter or sales agent attributable to Registrable Securities being sold; (2) any transfer

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taxes incurred in respect of Registrable Securities being sold; or (3) except for 2.4 (f) above, the legal fees of any holder of Registrable Securities being sold.

          2.5  Indemnification.  In connection with any registration or
               ---------------
qualification of securities under Section 2.1, the Company agrees to indemnify the Holder, including each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including the reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by any such Holder expressly for use therein. The Company and each officer, director and controlling Person of the Company, shall be indemnified by any Holder for all such losses, claims, damages, liabilities and expenses (including the reasonable costs of investigation) caused by any such untrue, or alleged untrue, statement or any such omission, or alleged omission, based upon information furnished in writing to the Company by any such Holder expressly for use in any such registration statement, preliminary prospectus, prospectus or notification or offering circular.

          Promptly upon receipt by a party indemnified under this Section 2.5 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 2.5, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party under this Section 2.5 unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent;

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provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from any liability with respect to such claim or litigation.

          If the indemnification provided for in this Section 2.5 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holders of Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact relates to information supplied by the Company, on the one hand, or the Holders of Registrable Securities, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and all holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation (even if all of the Holders of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Section 2.5, in no event shall the amount contributed by any Holder of Registrable Securities exceed the aggregate gross offering proceeds received by such Holder from the sale of such Registrable Securities to which such contribution claim relates. No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

          Each Holder of Registrable Securities by acceptance thereof, agrees to the indemnification and contribution provisions of this Section 2.5.

          2.6  Supplying Information.  The Company and the Holders shall
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cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities

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laws of any jurisdiction where Registrable Securities are proposed to be sold pursuant to Section 2.1.

          3.   Form S-3 and Rule 144.  The Company shall take such actions as
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may be reasonably required to maintain its status as a company permitted to file a registration statement on Form S-3 on behalf of the Holders. The Company shall take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          4.   Amendments and Waivers.  This Agreement may be amended, and the
               ----------------------
Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the holders of a majority in interest of the Registrable Securities then outstanding to such amendment, action or omission to act.

          5.   Nominees for Beneficial Owners.  In the event that any
               ------------------------------
Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities elects to be treated as the Holder for such purposes, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

          6.   Other Registration Rights.  The Company covenants that it will
               -------------------------
not make a future grant of any right of registration under the Securities Act relating to any of its shares of capital stock or other securities to any Person (including, without limitation, voluntarily allowing such Person to include such Person's securities in the registration contemplated by Section 2.1 hereof) other than pursuant to this Agreement, unless (i) the rights so granted to another Person do not limit or restrict the rights of the Holders to the registration provided for in Section 2.1 hereof, (ii) such rights are not granted priority over the rights of Holders of Registrable Securities pursuant to this Agreement, and (iii) if such rights extend to underwritten offerings, the Holders of Registrable Securities are provided with rights comparable to the rights granted to such Person.

          7.   Notices.  Notices and other communications under this Agreement
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shall be in writing and shall be sent by registered mail, postage prepaid, addressed

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          (a) if to any Holder, at the address shown on the stock or transfer books of the Company unless such Holder has advised the Company in writing of a different address as to which notices shall be sent under this Agreement, with copies to Theodore L. Chandler, Esquire, Williams, Mullen, Christian & Dobbins, P.O. Box 1320, Richmond, Virginia 23210-1320, counsel to Holder, and to any representative appointed by the Holders under Section
     2.3 hereof, and

          (b) if to the Company, at 734 Forest Street, Marlboro, MA 01752-3032 to the attention of Chief Financial Officer or to such other address as the Company shall have furnished to each Holder.

Any notices of change in address with respect to (a) and (b) above shall be given in accordance with this Section 7.

          8.   Termination.  This Agreement shall terminate at such time as the
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Holders of Registrable Shares are furnished with an Opinion of Counsel (from counsel reasonably acceptable to such Holders) that all Registrable Securities may be transferred without registration under Rule 144(k) under the Securities Act and all legends on Registrable Shares are removed.

          9.   Miscellaneous.
               -------------

          (a) Binding Effect.  This Agreement shall be binding upon and inure to
              --------------
the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any Holder or Holders of Registrable Securities. The obligations and benefit of this Agreement shall inure to the benefit of and be binding upon the Shareholders of the Company (as described in the Asset Purchase Agreement) upon the distribution of the Registrable Shares from the Holder to such Shareholders, whether or not in liquidation of the Holder.

          (b) Entire Agreement.  This Agreement embodies the entire agreement
              ----------------
and understanding between the Company and the other parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

          (c) Governing Law.  This Agreement and all questions relating to its
              -------------
validity, interpretation, performance and enforcement shall be construed in accordance with the law of The Commonwealth of Massachusetts.

          (d) Headings.  The headings in this Agreement are for purposes of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (e) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original but all of which together shall constitute one instrument.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              INNOVASIVE DEVICES, INC.


                              By: /s/ Richard D. Randall
                                 --------------------------------------
                                 Richard D. Randall
                                 President


                              MEDICINELODGE, INC.



                              By: /s/Alan Chervitz
                                 ----------------------------------------
                                 Alan Chervitz
                                 President

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